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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 31, 2006

                                     ------

                        WALLACE MOUNTAIN RESOURCES CORP.
                ------------------------------------------------
               (Exact name of registrant as specified in Charter)

     Nevada                        000-28195                     20-2597168
(State or other              (Commission File No.)             (IRS Employee
jurisdiction of                                              Identification No.)
incorporation or
organization)
                              1095 Qing Lan Avenue
                     Economic and Technical Development Zone
                        Nan Chang City, Jiangxi Province
                                  China 330013
               -----------------------------------------------
                    (Address of Principal Executive Offices)

                                 86-0791-2189878
                 -----------------------------------------------
                            (Issuer Telephone number)

                       # 29 B Ebony Tower, President Park
                              99 Sukhumvit 24 Road
                             Bangkok 10110 Thailand
                   -------------------------------------------
                 (Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors Related to Our Securities") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

Item 1.01  Entry into a Material Definitive Agreement.

On October 31, 2006, Wallace Mountain Resources Corp. ("Wallace") entered into and closed a share purchase agreement with Nanchang Best Animal Husbandry Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Nanchang Best"), and each of Nanchang Best's shareholders (the "Nanchang Purchase Agreement"). Pursuant to the Nanchang Purchase Agreement, Wallace acquired all of the issued and outstanding capital stock of Nanchang Best from the Nanchang Best shareholders in exchange for 5,376,000 shares of common stock.

Contemporaneously, on October 31, 2006, Wallace entered into and closed a share purchase agreement with Shanghai Best Animal Husbandry Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Shanghai Best"), and each of Shanghai Best's shareholders (the "Shanghai Purchase Agreement"). Pursuant to the Shanghai Purchase Agreement, Wallace acquired all of the issued and outstanding capital stock of Shanghai Best from the Shanghai Best shareholders in exchange for 1,024,000 shares of common stock.

Concurrently with the closing of the Nanchang Purchase Agreement and Shanghai Purchase Agreement (collectively the "Purchase Agreements" or the "Transaction" as the context may require) and as a condition thereof, Wallace entered into an agreement with Robert Gelfand, its President and Chief Financial Officer, pursuant to which Mr. Gelfand returned 2,600,000 shares of Wallace common stock to Wallace for cancellation. Mr. Gelfand was not compensated in any way for the cancellation of his shares of Wallace Common Stock. Upon completion of the foregoing transactions, Wallace had an aggregate of 8,000,000 shares of common stock issued and outstanding. The shares of common stock issued to the shareholders of Nanchang Best and Shanghai Best were issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

Subsequent to the acquisition of Nanchang Best and Shanghai Best on October 31, 2006, Robert Gelfand resigned as the sole officer of Wallace and the following executive officers of Best were appointed as executive officers of Wallace:

                                     Page 2
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       Name                         Position
       ------                       ---------
       Li Songyan                   Director, Chairman of the Board
       Xiong Junhong                Chief Executive Officer
       Yan Liang Fan                Chief Financial Officer
       Zhou Feng                    Corporate Secretary

Item 2.01  Completion of Acquisition or Disposition of Assets

We refer to Item 1.01 above, "Entry into Material Definitive Agreement" and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

DESCRIPTION OF BUSINESS
-----------------------
Prior to the transaction described in Item 1.01, the business of the Company consisted of 18 unit mineral claims known as the South Wallace Mountain Project having a total surface area of approximately 946 acres. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have paid a $3,000 retainer to the geologist to commence the Phase 1 exploration work on the claim. From and after the Closing Date, our primary operations will now consist of the operations of Nanchang Best and Shanghai
Best. We intend to dispose of the property known as South Wallace Mountain Project.

Description  of Nanchang Best Animal Feed and Shanghai Best Animal Feed
-----------------------------------------------------------------------
Nanchang Best Animal Husbandry Co., Ltd ("Nanchang Best,") was incorporated under the laws of the People's Republic of China on May 15, 1995, in Jiangxi Province. It is headquartered in the city of Nanchang, Jiangxi Province, People's Republic of China. Nanchang Best is in the business of the research and development, manufacture, marketing and sale of fodder and blended feed for use in China's domestic animal husbandry markets.


Shanghai Best Animal Husbandry Co., Ltd. ("Shanghai Best,") was incorporated under the laws of the People's Republic of China on July 23, 1999, in Shanghai and is headquartered in Shanghai, Peoples Republic of China. Shanghai Best is also in the business of the manufacture, marketing and sale of fodder and blended feed for use in China's domestic animal husbandry markets.

Nanchang Best and Shanghai Best (sometimes referred to as the "Companies") share a common founder and Chief Executive Officer, Xiong Junhong. Nanchang Best shares the results of its research and development efforts with Shanghai Best. In addition, Nanchang Best provides general management and administrative services to Shanghai Best as well as human resources services at no expense.

Industry Overview
-----------------
The feed industry in China, initially developed during the 1980s, was transformed by the issuance of the feed and feed additives regulations in the early 1990s. These regulations emphasized labeling standards for the different grades of product. These standards assisted in regulating the feed industry's expansion and aimed to eliminate substandard products and fraudulent labeling.

China's feed manufacturing industry is second only to the United States in volume and is forecast to surpass the United States within the coming five year period. The feed industry grew to approximately 66 million tons in 1998, after growing at an annual rate of 15% from 1990 to 1998 and in 2005 totaled 73.7 million tons. As incomes rise in China, annual meat consumption is expected to rise from the current 23 kg per person to 32 kg per person in the next five years. Developing countries average 24 kg per person annually while developed countries average 75 kg per person annually. It is estimated that 4 kg of feed grain are needed to produce 1 kg of pork, according to USDA Foreign Agricultural Services.
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The animal  feed  industry  in China is highly  competitive  with many  regional players and locally recognized brands. The company believes that the initial capital requirements with respect to entry into the industry are low and consequently there is a great deal of competition between many smaller companies. The animal feed sector for pork has three primary markets:

     o    additive pre-mix fodder
     o    proteins
     o    blended feed

Nanchang Best and Shanghai Best only produce additive pre-mix fodder ("pre-mix") and blended feeds and do not compete in the protein market. A nutritionally complete feed includes three components: energy sources, such as course grains; protein sources such as fish and soy meals; and pre-mix consisting of essential amino acids, vitamins, minerals and antibiotics. Pre-mix and proteins together are often referred to in the industry as "concentrate." Pre-mix fodders require greater technology to produce, and are often customized to each customer's specifications. As such, pre-mix carries the highest selling price per metric ton of all feed components. Livestock producers may directly buy animal feed in finished form, referred to as "blended feed" or buy the component ingredients and mix the blend on their own generating 15-20% cost savings. Typically, large scale piggeries will purchase pre-mix fodder, as they have the scale to mix their own blended feeds.

The hog feed manufacturing industry is concentrated in the Yangtze River Basin. In the past decade, feed mills have become more efficient, with new, high capacity mills replacing old, small, inefficient ones. As part of its effort to improve agricultural output and improve the economic vitality of China's rural industries, the government has adopted favorable tax policies for the industry, such as exemption from the value-added tax.

Blended Feed Industry
---------------------
According to a recent China Animal Feed Industry Development Report, the blended feed market for pork was approximately $12 and $14 billion for 2004 and 2005, respectively. The largest player in the market has approximately a 7% market share, and forty companies share the top 33% of the market. From 2000 to 2005, blended feed sales have grown at an average annual rate of 4.5%.

Pre-mix Industry
----------------
In 2005, the pre-mix market in China totaled $1.45 billion and contained over 2,500 companies. From 2000 to 2005 pre-mix industry sales grew at an average annual rate of 14.3%. There is no single dominant market participant, with the largest player in the market realizing only 1.2% market share.

Of the various components that make up blended feed, the pre-mix, while constituting the smallest proportion of the total blend at 4%, requires the most sophisticated formulas to produce. The research, development and technology necessary to produce pre-mix makes it necessary for pre-mix to carry a higher price per ton than blended feed.

Business
--------
Livestock producers may directly buy animal feed in finished form, referred to as "blended" feed, which already contains the concentrate and the foundational grains blended together, or, they may choose to buy the pre-mix and then combine it with protein, corn, hay, wheat and other elements readily available in the market to make their own blended feed. Additive pre-mix fodder provides the essential amino acids and binder necessary for proper absorption of protein by pigs. Feeding pigs a balanced diet is an essential part of the pork profit

                                     Page 4
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equation.  Feed costs  comprise  55-70% of a piggery's  expenses;  therefore the quality of feed and nutrition has a significant effect on piggery profits.

The Companies are engaged in the manufacturing, distribution, marketing and sale of two main product lines: additive pre-mix fodder for use in all stages of a pig's life, and blended feeds designed specifically for the infant stage of a pig's life. Nanchang Best also engages in the research and development of new products and improvement of existing formulas. Nanchang Best shares the results of such work with Shanghai Best. Shanghai Best also manufactures and markets pre-mixed chicken feed. Nanchang Best produces substantially all of the Companies' sales of blended feed.

In combination, the Companies' total feed output in 2005 was approximately 14,200 metric tons. Together they produced a combined 12,000 metric tons of pre-mix fodder; Nanchang Best produced approximately 7,000 metric tons of pre-mix fodder and Shanghai Best approximately 5,000 metric tons. For blended feed, which is only produced by Nanchang Best, output was approximately 1,700 metric tons. Chicken feed is only produced by Shanghai Best and output was approximately 500 metric tons.

Pork pre-mix
------------
According to the different growth stages of a pig, different additives are necessary to accelerate the growth of the animal and provide safe products for consumption. Pre-mix additives are composed mainly of essential amino acids, vitamins, minerals, antibiotics and growth promoters.

The Companies market 21 different brands of pre-mix fodder that are priced from standard to premium to satisfy wide ranging customer demand. Within each brand there are 7 different mixes that correspond to the different stages of a pig's life cycle: newborn to 15 kg, 15-30 kg, 30-60 kg, market ready, over 60 kg boar, mating/pregnant, and lactating. The Companies attempt to provide superior customer service by customizing the pre-mix to the specific needs of each customer. Large scale pig farms are typically the biggest consumers of pre-mix. The Companies employ veterinarians to work with these large pig farms to determine the optimal formulation of feed.

Pre-mix sales represent approximately 85% of the annual revenues of Nanchang Best and carry a gross profit margin of approximately 40%. The willingness of both of the Companies to formulate customized pre-mix fodder to meet customer specifications allows them to charge a premium for their products. The average price of pre-mix is $570/metric ton. Competitors charge $500/metric ton on average. The Companies are able to justify premium pricing due to their strong brand name recognition, hands-on after market support, and superior, more effective products developed as a result of a strong R&D program.

In Shanghai City, Shanghai Best controls 40% of the lactating and pregnant sow market, according to management estimates. Large scale piggeries are willing to pay a premium for more effective products as they are concerned with producing healthy piglets, controlling disease and marketing profitable pork products.

The Companies also provide extensive technical and veterinary support free of charge to their customers. Overall, Nanchang Best and Shanghai Best maintain one technical support person to every five sales persons while the competitors average one technician to every twelve sales persons.

Piglet blended feed
-------------------
Nanchang Best's piglet blended feed is designed to both nourish and protect newborns. It is composed primarily of proteins, such as fish meal and soy bean (30%), and raw material grains, such as corn and chaff (roughly 65%). Local climate and environment also influence the formulation of the piglet blend.

Nanchang Best sells blended feed for an average price of $420/metric ton. Blended feed contributes approximately 15% to its total revenues, and has gross margins of approximately 15%. As a result of government policies aimed at increasing the economic success of the agriculture industry as a whole and greater regulation requiring advanced technology to provide safeguards to the country's food supply, the smaller pig farms are being forced out of business or to merge with larger pig raising operations. The large operations increasingly purchase pre-mix as opposed to blended feeds in order to realize significant cost savings by leveraging their economies of scale. For this reason Nanchang
Best expects the blended feed business to diminish over time and was also a factor in Shanghai Best's decision not to enter this market. However, it is felt that blended feed revenue will be replaced by selling more of the profitable pre-mix products to the increasing number of large scale pig farms.

Chicken pre-mix
---------------
Shanghai Best's production center also produces three brands of pre-mix for the poultry industry. It produces approximately 500 metric tons annually and it has a nominal impact on total revenues. While there are no current plans to expand the chicken feed product line, future expansion remains a possibility.

Marketing
---------
Since the  founding of  Nanchang  Best and the  subsequent  founding of Shanghai
Best, the "Best" brand has been aggressively marketed and promoted. Neither company currently owns any retail outlets. The Companies send their sales force and technicians to the pig farms to educate their clients on new product developments and improvements to existing products. The Companies conduct educational seminars in pig farming regions to explain the benefits of a balanced, nutritious diet for pigs in producing a healthy herd and educate the farmers to properly prepare and mix the various feed components. Although not unique among pre-mix manufacturers, management believes its services in this area are superior to competitors due to its high ratio of technicians to sales people, which allows the sales team to develop a stronger relationship with its customers. As the Companies market and sell directly to pig farmers they are able to collect and analyze data from the farmer which assists in preparation and design of new products. The Companies also attend agricultural conventions that take place in the market areas where they currently conduct business as well as in provinces that they expect to enter. The Companies also place advertisements and promotional pieces in agricultural trade journals.

Suppliers
---------
The Companies do not have any long term supply contracts. For each raw material purchased, they maintain at least two suppliers who offer the same product. Management believes that any one of its suppliers could be easily replaced. Normally, purchases of raw materials are made on an "as needed" basis each month. Orders are managed by both the warehouse and purchasing manager together, who are familiar with the on-site inventory levels. China has more than 2,000 raw material producers involved in supplying the animal feed industry.

Customers
---------
The Companies sell to distributors and large scale pig farms. Large scale farms generally refer to those with over 2,000 pigs and 100 sows annually, however it is not uncommon to have a single farm raise 20,000 to 30,000 pigs. The distributors sell to the smaller privately owned farms. Recent sales data of distributors indicates that they tend to be more sensitive to price increases than the large-scale piggeries, whereas the piggeries place more emphasis on customer service and other ancillary services provided by the Companies.

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Nanchang  Best  currently  sells  to  approximately  360  customers,  170  local distributors and 190 large scale pig farms.

Shanghai  Best  currently  sells  to  approximately  300  customers,   90  local
distributors and 210 large scale pig farms.

Intellectual Property
---------------------
Management has registered the "Best" trade name used on all products with the China Trademark Bureau and their goods are known in the provinces in which the Companies conduct business.

Neither Nanchang Best nor Shanghai Best hold any patents or intend to apply for patents on proprietary technology or formulas. The formulas for the Companies' products are considered a trade secret and are protected as such.

Research and Development
------------------------
To maintain a competitive advantage in the marketplace and keep pace with current developments, the Companies engage in continuous research and development. Nanchang Best conducts the research and development and shares the result of its effort with Shanghai Best. The Company sponsors research alliances with Jiangxi Agricultural University, South China Agricultural University, and Nanjing Agricultural University.

In addition to sponsoring national and provincial academic research projects at various academic institutions, Nanchang Best launched a fund called Best Fund contributing RMB 98,000 ($12,250) to sponsor 12 research projects at Jiangxi
Agricultural University. Nanchang Best retains proprietary rights to any research findings.

Employees
---------
Nanchang Best has approximately 109 employees, in the following departments: 4 management, 8 general administration, 2 human resources, 26 production, 4 sales administration, 48 marketing, 1 purchasing, 5 finance, 11 technical services.

Shanghai Best has approximately 81 employees in the following departments: 2 management, 7 administrative, 15 production, 44 marketing, 6 finance, 7 technical services.

It is management's belief that it has a favorable working relationship with its employees. No collective bargaining agreements exist.

Governmental and Environmental Regulation
-----------------------------------------
Through the laws and regulations of the People's Republic of China and the provincial governments of Jiangxi Province and the Shanghai City government, Nanchang Best's and Shanghai Best's products and services are subject to material regulation by governmental agencies responsible for the agricultural and commerce industries.

As such, business and company registrations, production license, and all products are certified on a regular basis and must be in compliance with the laws and regulations of the state governments and industry agencies.

Both of the Companies' production facilities have achieved and extended production licenses as promulgated by the Ministry of Agriculture with Nanchang Best's license valid through February, 2009 and Shanghai Best through February, 2010.

All products have earned formal approval pursuant to the National Code of Feed and Feed Additives as dictated by National State Council of the PRC. Product approval includes qualified quality reports from the council's technology and supervision bureau prior to engaging in any production of marketing activities.

There is no material cost in obtaining and maintaining these licenses as it is illegal to do business without them. The issuance of the production licenses and product permits is seen as a cost of doing business and associated fees are minimal. If any production license(s) or product license(s) were lost, production would need to cease with a minimum time period of 30-45 days to issue a new license and the possibility of regulatory fines.

Both Nanchang Best and Shanghai Best are also subject to China's National Environmental Protection Law as well as a number of other national and local laws and regulations regarding pollutant discharge, air, water and noise pollution.

A production permit is mandatory for all entities involved in the manufacture of animal feed and feed components. The Ministry of Agriculture dispatches officials at the local level to review staff qualifications, production facilities, quality control, and management departments for competency.

Nanchang Best's production permit was issued in 2004 (#3751) and is valid until 2009.

Shanghai Best's production permit was issued in 2005 (#0216) and is valid until 2010.

All products must earn a formal approval production number pursuant to Code of Premix and Additive, promulgated by China State Council, and qualified products reports from Technology and Supervision Bureau, prior to engaging in any production or marketing of feeds.

Competition
-----------
The pre-mix market in China is particularly fragmented with many companies and locally recognized brands. The largest player in the pre-mix industry commands only 1.2% of the national market and no one company has yet taken a sizable market lead in terms of service, brand, or technology.

Nanchang Best leads the pork pre-mix market in the Jiangxi Province with a 3.5% market share and also sells product in neighboring regions such as Hubei, Henan and Fujian. Nanchang Best faces price competition from Da Bei Nong in the large-scale farm market; however management believes its service is considered inferior to Nanchang Best's. Therefore Nanchang Best has been able to maintain its lead in sales.

Sales made by Nanchang Best and Shanghai Best in Fujian province face strong competition in the large-scale piggery market from Fuj Minke Biology Company, which has well-known service, a flexible credit policy, and whose prices are competitive, if not lower. While both Nanchang Best and Shanghai Best are working to further develop and strengthen their connections to large-scale farms, Fuj Minke does not pose a threat to their distributor sales

Zheng Da, a Sino-Thai JV part of Charoen Pokphand, is one of the largest pre-mix producers in Fujian province; however its prices tend to be higher, and it focuses only on the distributor market.

In the Shanghai area, Xinnong leads the market in sales with 7,800 metric tons, competing directly with Shanghai Best on both pricing and service to large scale piggeries.

Description of Property
-----------------------
Nanchang  Best is located in Chang Bei District  Industrial  Park,  in Nanchang,
Jiangxi province. It owns three buildings, one each for the office, manufacturing, and worker dormitory. Nanchang Best has been granted the right to use the land in Nanchang by the Municipal Administration of state-owned land through December, 2049.

Shanghai Best is located in the Nanxiang, Jia Ding district, Shanghai. It rents two workshop buildings and office space on which it conducts all manufacturing and business operations. The annual rent on the Shanghai property is approximately $33,000 and the lease runs through September, 2009.

MANAGEMENT'S DISCUSSION AND ANALYSIS
------------------------------------
Wallace Mountain Resources, Corp. ("Wallace") was incorporated in the State of Nevada on March 30, 2005.

On October 31, 2006, Wallace entered into and closed a share purchase agreement with Nanchang Best Animal Husbandry Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Nanchang Best"), and each of Nanchang Best's shareholders (the "Nanchang Purchase Agreement"). Pursuant to the Nanchang Purchase Agreement, Wallace acquired all of the issued and outstanding capital stock of Nanchang Best from the Nanchang Best shareholders in exchange for 5,376,000 shares of common stock.

Contemporaneously, on October 31, 2006, Wallace entered into and closed a share purchase agreement with Shanghai Best Animal Husbandry Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Shanghai Best"), and each of Shanghai Best's shareholders (the "Shanghai Purchase Agreement"). Pursuant to the Shanghai Purchase Agreement, Wallace acquired all of the issued and outstanding capital stock of Shanghai Best from the Shanghai Best shareholders in exchange for 1,024,000 shares of common stock.

                     NANCHANG BESTANIMAL HUSBANDRY CO., LTD.
    Six Months Ended June 30, 2006 Compared To Six Months Ended June 30, 2005

Revenue. The Company generated revenues of $2,552,742 for the six months ended June 30, 2006, an increase of $388,896 or 18.0%, compared to $2,163,846 for the six months ended June 30, 2005. The increase in revenue was due to the increase in pre-mix sales. Pre-mix sold for the first six months of 2006 was 4,096 metric tons, versus 3,371 for the first six months of 2005 an increase of 725 metric tons or 22%. Blended feed sold in the first six months of 2006 was 764 metric tons, versus 791 metric tons for the six months ended June 30, 2005, a decrease of only 27 metric tons or a decrease of 3%. While the Company expects sales of blended feed to increase in volume, pre-mix will continue to become a larger portion of total sales volume.

Gross Profit. Gross profit for the six months ended June 30, 2006 was $932,707, and increase of $289,987 or 45.1% compared to $642,720 for the same period ended June 30, 2005. Gross margins improved to 36.5% from 29.7% for the same period last year. The increase in gross profit was attributed to a strategic shift to focus on the sale of higher margin products, particularly pre-mix. Pre-mix typically carries gross margins of approximately 40%, whereas blended feed carries gross margins of approximately 15%.

Costs and Expenses. The cost of sales in the period ended June 30, 2006 was $1,620,035, an increase of $98,909 or 6.5% compared to $1,521,126 for the same period ended June 30, 2005. The slight decrease in cost of sales as a percentage of revenues was attributed to a strategic shift to focus on the sale of higher margin products, particularly pre-mix. Pre-mix typically carries gross margins of approximately 40%, whereas blended feed carries gross margins of approximately 15%.

The Company's selling, general and administrative expense for the six month period ended June 30, 2006 was $473,166 compared to $344,399 for the six month period ended June 30, 2005, an increase of $128,767 or 37.4%. Selling, general and administrative expense reflects the overhead expenses of the Company (office rent, management and staff salaries, general insurance, marketing, accounting and legal). Selling expenses for the period were larger due to increased hiring of sales staff, as well as the general increase of expenses associated with an 18% increase in revenues.

Net Income. The Company's net income for the six month period ended June 30, 2006 was $308,915 compared to $191,471 for the six month period ended June 30, 2005, an increase of $117,444 or 61.3%, a result of the approximately 18% increase of revenues combined with the Company's sales focus on higher margin products.

Liquidity and Capital Resources
-------------------------------
Our principal demands for liquidity are to increase capacity, raw materials purchase, and sales distribution, as well as general corporate purposes.

As of June 30, 2006, we had total loans payable of $562,901 with an interest rate of 7.02%, payable quarterly. The term of the loan is from May 18, 2006 to May 17, 2007. This loan is collateralized by the Company's office building, workshop, employee dorms, and use right of land.

As of June 30, 2006 the Company had $609,091 cash and cash equivalents on hand, compared to $8,321 cash and cash equivalents on hand as of December 31, 2005.

For June 30, 2006 accounts payable was $391,715 and other payables was $10,030. The Company's accounts receivable increased by $389,052 for the six months ended June 30, 2006. Other receivables increased by $15,002. Advances to suppliers decreased $11,110 while inventory decreased $22,599 during the period.

Accounts payable decreased $23,363. Other payables decreased $10,924, due to related parties increased $3,998, while unearned revenues decreased $21,983 and accrued expenses increased $15,363. Tax payable increased $155,732, for the period ended June 30, 2006.

The Company used $24,914 in investing activities during the six month period ended June 30, 2006. All of the cash used in investing activities were the result of acquisition of property and equipment. During the six month period ended June 30, 2006 financing activities provided $526,912 to the Company, largely the result of $560,238 received on loan during the period.

We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment as well as purchase of raw materials, through cash flow provided by operations and additional funds raised by future possible cash investments. We believe that adequate cash flow will be available to fund our operations.

The majority of the Company's revenues and expenses were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China.

There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. The Company does not engage in currency hedging. Inflation has not had a material impact on the Company's business.

                     NANCHANG BESTANIMAL HUSBANDRY CO., LTD.
      Twelve Months Ended December 31, 2005 Compared to Twelve Months Ended
                               December 31, 2004

Revenue. Nanchang Best generated revenues of $4,841,738 for the twelve months ended December 31, 2005, an increase of $2,582,559 or 114.3%, compared to $2,259,179 for the twelve months ended December 31, 2004. The increase in revenue was due to the increase in pre-mix and blended feed sales. Pre-mix sold for the twelve months of 2005 was 7,053 metric tons, an increase of 3,645 metric tons or 107%, versus 3,408 for the twelve months of 2004. Blended feed sold in the twelve months ended December 31, 2005 was 1,709 metric tons, an increase of 781 metric tons or 84%, versus 928 metric tons for the twelve months ended December 31, 2004. While Nanchang Best expects sales of blended feed to increase in volume, it is anticipated that pre-mix will become a larger portion of total sales volume.

Gross Profit. Gross profit for the year ended December 31, 2005 was $1,526,305, and increase of $839,155 or 122% compared to $687,150 for the same period ended December 31, 2004. Gross margins improved to 31.5% from 30.4% for the same period last year. The increase gross margin was attributed to a strategic shift to focus on the sale of higher margin products, particularly pre-mix. Pre-mix typically carries gross margins of approximately 40%, whereas blended feed carries gross margins of approximately15%.

Costs and Expenses. The cost of sales in the period ended December 31, 2005 was $3,315,433, an increase of $1,743,404 or 111% compared to $1,572,029 for the same period ended December 31, 2004.

Nanchang Best's selling, general and administrative expense for the twelve month period ended December 31, 2005 was $769,299 compared to $524,426 for the twelve month period ended December 31, 2004, an increase of $244,873 or 46.7%. Selling, general and administrative expense reflects the overhead expenses of Nanchang Best (office rent, management and staff salaries, general insurance, marketing, accounting and legal). Selling expenses for the period mainly increased due to the 114.3% increase in revenues.

Net Income. Nanchang Best's net income for the twelve month period ended December 31, 2005 was $470,600 compared to $91,269 for the twelve month period ended December 31, 2004, an increase of $379,331 or 415.6%, a result of the approximately 114.3% increase of revenues combined with Nanchang Best's sales focus on higher margin products.

                    SHANGHAI BEST ANIMAL HUSBANDRY CO., LTD.
    Six Months Ended June 30, 2006 Compared To Six Months Ended June 30, 2005

Revenue. Shanghai Best generated revenues of $1,634,048 for the six months ended June 30, 2006, an increase of $451,329 or 38.2%, compared to $1,182,719 for the six months ended June 30, 2005. The increase in revenue was due to the increase in pre-mix sales. Pre-mix sold for the first six months of 2006 was 2,934 metric tons, an increase of 846 metric tons or 40.5%, versus 2,088 for the first six months of 2005.

Gross Profit. Gross profit for the six months ended June 30, 2006 was $654,685, an increase of $307,395 or 88.5%, compared to $347,290 for the same period ended June 30, 2005. Gross margins improved to 40.1% from 29.4% for the same period last year. The increase in gross margin was attributed to a strategic shift to focus away from lower margin products and instead on the sale of higher margin products, particularly pre-mix. Pre-mix typically carries gross margins of approximately 40%, whereas chicken feed carries gross margins of approximately 15%.

Costs and Expenses. The cost of sales in the period ended June 30, 2006 was $979,363, an increase of $143,934 or 17.2% compared to $835,429 for the same period ended June 30, 2005.

Shanghai Best's selling, general and administrative expense for the six month period ended June 30, 2006 was $360,252 compared to $273,224 for the six month period ended June 30, 2005, an increase of $87,020 or 31.9%. Selling, general and administrative expense reflects the overhead expenses of Shanghai Best (office rent, management and staff salaries, general insurance, marketing, accounting and legal). Selling expenses for the period were larger due to the increased sales revenue during the period.

Net Income. Shanghai Best's net income for the six month period ended June 30, 2006 was $208,925 compared to $56,384 for the six month period ended June 30, 2005, an increase of $152,541 or 270.5%, a result of the approximately 38% increase in revenue combined with Shanghai Best's sales focus on higher margin products.

Liquidity and Capital Resources
-------------------------------
Principal demands for liquidity are to increase capacity, raw materials purchase, and sales distribution, as well as general corporate purposes.

As of June 30, 2006, Shanghai Best carried no short term or long term debt on its balance sheet.

As of June 30, 2006 Shanghai Best had $52,417 cash and cash equivalents on hand, compared to $128,085 cash and cash equivalents on hand as of December 31, 2005.

For June 30, 2006 accounts payable was $293,083 and other payables was $682. Shanghai Best's accounts receivable increased by $306,080 for the six months ended June 30, 2006. Other receivables decreased by $19,550. Advances to suppliers increased $22,863 while inventory decreased $17,828 during the period.

Accounts payable increased $33,737. Other payables increased $679, due to related parties decreased $6,084, while unearned revenues decreased $32,294 and accrued expenses decreased $2,168. Income tax payable increased $57,956.

Shanghai Best used $34,404 in investing activities during the six month period ended June 30, 2006. Substantially all of the cash used in investing activities were the result of acquisition of property and equipment. During the six month period ended June 30, 2006 cash used in financing activities was $21,326, which was paid to related parties.

We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment as well as purchase of raw materials, through cash flow provided by operations and additional funds raised by future possible cash investments. We believe that adequate cash flow will be available to fund our operations.

The majority of Shanghai Best's revenues and expenses were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China.

There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. Shanghai Best does not engage in currency hedging. Inflation has not had a material impact on the Shanghai Best's business.

                    SHANGHAI BEST ANIMAL HUSBANDRY CO., LTD.
      Twelve Months Ended December 31, 2005 Compared To Twelve Months Ended
                               December 31, 2004

Revenue. Shanghai Best generated revenues of $2,770,107 for the twelve months ended December 31, 2005, an increase of $883,272 or 46.8%, compared to $1,886,835 for the twelve months ended December 31, 2004. The increase in revenue was due to the increase in pre-mix sales. Pre-mix sold for the twelve months of 2005 was 4,945 metric tons, an increase of 1,521 metric tons or 44.4%, versus 3,424 for the twelve months of 2004.

Gross Profit. Gross profit for the year ended December 31, 2005 was $746,473, an increase of $217,542 or 41.1%, compared to $528,931 for the same period ended December 31, 2004. Gross margins decreased to 26.9% from 28% for the same period last year. This decrease was a result of Shanghai Best offering increased sales promotions as well as increased after sales support in order to gain market share in their target markets.

Costs and Expenses. The cost of sales in the period ended December 31, 2005 was $2,023,634, an increase of $665,730 or 49% compared to $1,357,904 for the same period ended December 31, 2004. The increase in cost of sales is in direct correlation to the increase in revenues.

Shanghai Best's selling, general and administrative expense for the twelve month period ended December 31, 2005 was $622,708 compared to $403,557 for the twelve month period ended December 31, 2004, an increase of $219,151 or 54.3%. Selling, general and administrative expense reflects the overhead expenses of Shanghai Best (office rent, management and staff salaries, general insurance, marketing, accounting and legal). Selling, general, and administrative expenses for the period were larger due to an increase in after sales support expenses as the Company attempted to gain market share.

Interest Expense. Shanghai Best incurred interest expense for the twelve month period ended December 31, 2005 of $2,142 compared to $5,588 for the twelve month period ended December 31, 2004.

Net Income. Shanghai Best's net income for the twelve month period ended December 31, 2005 was $90,107 compared to $88,513 for the twelve month period ended December 31, 2004, an increase of $1,594 or 1.8%. This increase in net income was a direct result of the Company's increased effort to gain market share in their target markets.

RISKS RELATED TO OUR SECURITIES
-------------------------------

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER NEVADA LAW AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, to the extent provided by Nevada law. We may also have or may create contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

PAST ACTIVITIES OF WALLACE MAY LEAD TO FUTURE LIABILITIES.

Prior to the Transaction, Wallace actively engaged in business unrelated to the business now being conducted by Registrant. Any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of the representations and warranties made regarding the share exchange, and any liabilities relating to such prior business against which Registrant is not completely indemnified may have a material adverse effect on our business going forward.

                          SECURITY OWNERSHIP OF CERTAIN
                          -----------------------------
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE CLOSING OF THE SHARE EXCHANGE AGREEMENTS

The following table sets forth,  as of October 31, 2006,  prior to completion of the Transaction, certain information regarding the ownership of the Registrant's capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

       ------------------------------------------------- --------------------- -----------------------
                                                                                   Percentage of
                Address of Beneficial Owner(1)              No. of Shares            Ownership:
       ------------------------------------------------- --------------------- -----------------------
       Robert Gelfand                                               2,600,000                     76%
       #29 Ebony Tower
       President Park
       99 Sukhumvit 24 Road
       Bangkok 10110 Thailand
       ------------------------------------------------- --------------------- -----------------------
       All Officers and Directors as a Group                        2,600,000                     76%
       ------------------------------------------------- --------------------- -----------------------

(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT AFTER THE CLOSING OF THE SHARE EXCHANGE AGREEMENTS

The following table sets forth information as of October 31, 2006 with respect to the beneficial ownership of the outstanding shares of Company's capital stock immediately following the Transaction by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Transaction; and (iii) all the aforementioned officers and directors as a group.

       ---------------------------------------------------- --------------------- --------------------
                                                                                    Percentage of
                 Address of Beneficial Owner(1)                No. of Shares          Ownership:
       ---------------------------------------------------- --------------------- --------------------
       Xiong Junhong                                                   1,345,358               16.82%
       ---------------------------------------------------- --------------------- --------------------
       Zhou Feng                                                         628,558                7.86%
       ---------------------------------------------------- --------------------- --------------------
       Xiong Zhengru                                                     628,558                7.86%
       ---------------------------------------------------- --------------------- --------------------
       Zheng Yunlin (2)                                                  628,558                7.86%
       ---------------------------------------------------- --------------------- --------------------
       Li Songyan                                                        588,776                7.36%
       ---------------------------------------------------- --------------------- --------------------
       Yan Liangfan                                                            0                    0
       ---------------------------------------------------- --------------------- --------------------
       Leader Industrial Development, Ltd. (3)                         1,397,785               17.47%
       ---------------------------------------------------- --------------------- --------------------
       All Officers and Directors as a Group                           2,562,692               32.03%
       ---------------------------------------------------- --------------------- --------------------

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Nanchang Best Animal Husbandry Co., Ltd., 1095 Qing Lan Avenue, Economic and Technical Development Area, Nan Chang City, Jiangxi Province, China 330013.

(2) The address of Zheng Yunlin is Room 408, Dong Keyuan East Area, Building 4, Jiangxi Agricultural University, Economic and Technical Development Area, Nan Chang City, Jiangxi Province, China 330045.

(3) Zhou Sheng (neither an officer or director of registrant) has the voting and dispositive rights over the shares held by Leader Industrial Development, Ltd. The address of Zhou Sheng and Leader Industrial Development, Ltd. is Unit 2309, South Tower, World Trade Centre, Huanshi Road East, Guangzhou, China 510095.

         DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ---------------------------------------------------------------

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

Subsequent to the Transaction, effective October 31, 2006, Mr. Gelfand resigned as an officer and director of the Company.

Executive Officers and Board of Directors
-----------------------------------------
Below are the names and certain information regarding the Companies' executive officers, and director following the acquisition of Nanchang Best and Shanghai
Best:

                Name                Age     Position
                ----                ---     ---------
                Li Songyan          40      Director, Chairman of the Board
                Xiong Junhong       36      Chief Executive Officer
                Yan Liang Fan       53      Chief Financial Officer
                Zhou Feng           38      Corporate Secretary

Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.


Background of Executive Officers and Directors
----------------------------------------------
Li Songyan, Chairman of the Board of Directors
----------------------------------------------
Mr. Li was an original founder of Nanchang Best and started as the Manager of the Technical Research and Development Department in 1995. In 2004, Mr. Li became the Chairman of the Board of Directors of Nanchang Best. Prior to joining Nanchang Best he worked at the Guangxi Peter Hand Premix Feed Co., Ltd, as the Technical Manager from 1991 to 1994. He received his Doctorate in Animal Nutrition from Nanjing Agricultural University in 2004.

Xiong Junhong, Chief Executive Officer
--------------------------------------
Mr. Xiong founded Nanchang Best in 1995 and has served as the Chief Executive Officer. Mr. Xiong was a technician at the Chongming Progressing Farm Company in Shanghai from 1992 to 1993. He joined the Guangzhou Huashi Animal Nutrionals Ltd. as a sales representative in 1993. He graduated from Animal Husbandry & Veterinary College in Jiangxi Agricultural University and received a Bachelors Degree in 1992.

Yan Liang Fan, Chief Financial Officer
--------------------------------------
Mr. Yan served as a financial consultant to Nanchang Best starting in 2003. Mr. Yan was the senior manager of Chengdu Accounting Firm from 2002 to 2003. From 1996 to 2001 Mr. Yan was the section chief of the Audit Inspection Department of the New Hope Group. Mr. Yan holds the certification of CPA in China and graduated from Correspondence College of Economics of Beijing in 1989.

Zhou Feng, Corporate Secretary
------------------------------
Mr. Zhou joined Nanchnag Best as one of the original founders in 1995 and served as the Vice President of Finance. From 1993 to 1995 he was a sales representative at Guangzhou Huashi Industry. Mr. Zhou worked for Shanghai Daying Industry as a technician for one year, after graduating from Jiangxi Agricultural University with a degree in Animal Feed in 1992. He obtained his EMBA from Tsinghua University in 2004.

                           SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation that has been paid or that has accrued on behalf of the chief executive officer and other executive officers with annual compensation exceeding $100,000. The table sets forth compensation paid by Wallace to Mr. Gelfand during 2005 and 2006. Total compensation paid to Mr. Xiong was paid by Nanchang Best and Shanghai Best for the years ended December 31, 2003, 2004, 2005.

                                                           Other
Name &                                                     Annual           Restricted                                 All Other
Principal                                                  Compen-          Stock          Options      LTIP           Compen-
Position              Year    Salary($)      Bonus($)      sation($)        Award(s)($)    SARs(#)      Payouts($)     sation($)
--------------------------------------------------------------------------------------------------------------------------------
Xiong Junhong         2005      4,000          -0-            -0-             -0-           -0-           -0-               -0-
CEO                   2004      4,000          -0-            -0-             -0-           -0-           -0-               -0-
                      2003      4,000          -0-            -0-             -0-           -0-           -0-               -0-
R. Gelfand            2006       -0-           -0-            -0-             -0-           -0-           -0-               -0-
President             2005       -0-           -0-            -0-             -0-           -0-           -0-               -0-

STOCK OPTION GRANTS AND EXERCISES

For the fiscal year ended 2005, and for each prior fiscal year, the Registrant did not issue any options or Stock Appreciation Rights to any officers, employees or directors.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS FOR WALLACE

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

RELATED PARTY TRANSACTIONS OF WALLACE
-------------------------------------
Set  forth  below  are  the  related  party   transactions   between   Wallace's
shareholders, officers and/or directors, and Wallace.

Title to the South Wallace Mountain Project is held in the name of Robert Gelfand, who holds such claims in trust for the Registrant. Registrant, until the closing of the transaction, used office space controlled by Mr. Gelfand at no charge to the Registrant.

RELATED PARTY TRANSACTIONS OF THE COMPANIES
-------------------------------------------
Set forth below are the related party transactions of Nanchang Best and Shanghai Best.

There are sales to related parties aggregating approximately $207,000 and $238,000 for the years ended December 31, 2004 and 2005 and approximately $92,000 and $107,000 for the six months ended June 30, 2005 and 2006, respectively.

There are purchases from related parties aggregating approximately $159,000 and $158,000 for the years ended December 31, 2004 and 2005 and approximately $61,000 and $56,000 for the six months ended June 30, 2005 and 2006, respectively.

There are due to related parties aggregating $0 and approximately $32,000 for the years ended December 31, 2004 and 2005 and $0 and approximately $30,000 for the six months ended June 30, 2005 and 2006, respectively.

There are due from related parties aggregating $0 and approximately $75,000 for the years ended December 31, 2004 and 2005 and $0 and approximately $73,000 for the six months ended June 30, 2005 and 2006, respectively.

There are advances to related parties aggregating $0 and approximately $402,000 for the years ended December 31, 2004 and 2005 and $0 and approximately $427,000 for the six months ended June 30, 2005 and 2006, respectively.

There are advances from related parties aggregating $0 and approximately $149,000 for the years ended December 31, 2004 and 2005 and $0 and approximately $117,000 for the six months ended June 30, 2005 and 2006, respectively.

All parties are related through, Xiong Junhong, a majority shareholder in all related entities.

                            DESCRIPTION OF SECURITIES
                            -------------------------
GENERAL
-------
Our  Company's  Articles  of  Incorporation   provide  for  authority  to  issue
75,000,000 shares of Common Stock, $.001 par value. As of October 31, 2006, after the Transaction, the capitalization of our company consists of 8,000,000 outstanding shares of Common Stock outstanding.

COMMON STOCK
------------
The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore, subject to the rights of the holders of any shares of Preferred Stock that may or have been issued by the Registrant. The Registrant has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Registrant. In the event of liquidation, dissolution or winding up of the Registrant, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Registrant's assets, subject to any preferential liquidation rights of the holders of shares of Preferred Stock which may then be outstanding. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

           MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED
           ----------------------------------------------------------
                              STOCKHOLDER MATTERS
                              -------------------

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "WMTN". Historically the shares have traded very infrequently and actual price information is not readily available.

As of October 31, 2006, there were approximately 35 stockholders of record of our common stock.

Shares of Company's stock are not listed, traded or quoted on any quotation system or exchange.

DIVIDENDS
---------
We have never paid any dividends on the Common Stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the Common Stock or the Preferred Stock in the foreseeable future.

TRANSFER AGENT
--------------
Our  transfer  agent  is  Holladay  Stock  Transfer,   2939  North  67th  Place,
Scottsdale, AZ 85251, telephone (480) 481-3940

EQUITY COMPENSATION PLAN INFORMATION
------------------------------------
We currently do not have any equity compensation plans.

                                LEGAL PROCEEDINGS
                                -----------------

From time to time, we may be involved in litigation or other business disputes. The Registrant's management is not aware of any material legal proceedings pending against the Registrant.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ---------------------------------------------

There have been no changes in or disagreements with the Registrant's independent auditors, Dejoya Griffith & Company, LLC.

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

Pursuant to the Share Purchase Agreements, the Registrant issued 6,400,000 shares of the common stock (the "Shares") to Shareholders of Nanchang Best and Shanghai Best in exchange for 100% of the common stock of Nanchang Best and Shanghai Best.

The issuance of the Shares was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof and Regulation S.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

No officer or Director of the Registrant shall be liable to the Registrant or its shareholders for the damages for the breach of a fiduciary duty as a Director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Registrant may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Registrant has the authority to indemnify him against such liability or expense.

The Registrant shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Registrant. The Registrant may pay the expenses of officers and Directors incurred in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Registrant. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Purchase Agreements, the Registrant issued 6,400,000 shares of the common stock (the "Shares") to Shareholders of Nanchang Best and Shanghai Best in exchange for 100% of the common stock of Nanchang Best and Shanghai Best.

The issuance of the Shares was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof and Regulation S.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

On October 31, 2006, Wallace completed the transaction contemplated by the Share Purchase Agreements.

Following the Closing, Shareholders of Nanchang Best and Shanghai Best control 80% of the outstanding Registrant common stock.

From and after the Closing Date, the Registrant's primary operations will now consist of the operations of Nanchang Best and Shanghai Best.


Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)  Resignation of Director

Effective October 31, 2006, Robert Gelfand resigned as a member of the board of directors of the Registrant. There were no disagreements between Mr. Gelfand and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Gelfand and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Gelfand as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b)  Resignation of Officers

Effective October 31, 2006, Mr. Gelfand resigned as an officer of the Registrant.

(c)  Appointment of Directors

Effective   October  31,  2006,  Li  Songyan  was  appointed  a  member  of  the
Registrant's Board of Directors.

Descriptions of the newly appointed  directors and officers can be found in Item
2.01 above, in the section titled "DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

(d)  Appointment of Officers

Effective October 31, 2006, Xiong Junhong, Zhou Feng, Yan Liangfan were appointed as officers of the Company.

None of Li Songyan,  Xiong  Junhong,  Zhou Feng,  Yan  Liangfan  have any family
relationships   with  any  of  the  Registrant's  other  executive  officers  or directors.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

On October 31, 2006, Wallace completed the transaction contemplated by the Share Purchase Agreements.

Following the Closing, Shareholders of Nanchang Best and Shanghai Best control 80% of the outstanding Registrant common stock.

From and after the Closing Date, the Registrant's primary operations will now consist of the operations of Nanchang Best and Shanghai Best.

Item 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired

The financial statements of Nanchang Best and Shanghai Best for the six months ended June 30, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and December 31, 2004 are incorporated herein by reference to Exhibits 99.2 and 99.3 to this Current Report.

(b)  Pro Forma Financial Statements

Our unaudited pro forma condensed financial statements as of and for the three months ended June 30, 2006 , and for the year ended March 31, 2006 are incorporated herein by reference to Exhibits 99.4 to this Current Report.

Our unaudited pro forma combined condensed balance sheet as of June 30, 2006 and our unaudited pro forma combined condensed statement of operations for the year ended March 31, 2005 are incorporated herein by reference to Exhibit 99.4 to this Current Report, and are based on the historical financial statements of us and Nanchang Best and Shanghai Best after giving effect to the Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Nanchang Best and Shanghai Best ares considered the accounting acquiror. The Transaction was completed on October 31, 2006. Because Nanchang Best and Shanghai Best 's owners as a group retained or received the larger portion of the voting rights in the combined entity and Nanchang Best and Shanghai Best 's senior management represents a majority of the senior management of the combined entity, Nanchang Best and Shanghai Best are considered the acquiror for accounting purposes and will account for the Transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Wallace since, at the time of the acquisition, the business of Wallace generated little income. Our fiscal year will end on December 31.

The unaudited pro forma combined condensed balance sheet as of June 30, 2006 is presented to give effect to the Transaction as if it occurred on June 30, 2006 and combines the historical balance sheet of Nanchang Best and Shanghai Best at June 30, 2006 and the historical balance sheet of Wallace at June 30, 2006. The unaudited pro forma combined condensed statement of operations of Nanchang Best and Shanghai Best and Wallace. for the three months ended June 30, 2006 and year ended March 31, 2006 are presented as if the combination had taken place on April 1, 2006 and April 1, 2005.

Reclassifications have been made to Nanchang Best and Shanghai Best 's historical financial statements to conform to Wallace 's historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis" and the historical consolidated financial statements and accompanying notes of Wallace and Nanchang Best and Shanghai Best. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Registrant.

(c)  INDEX TO EXHIBITS.

Exhibit
Number
                   Description

2.1 Share Purchase Agreement with Nanchang Best Animal Husbandry Co., Ltd., and each of Nanchang Best's shareholders
2.2 Share Purchase Agreement with Shanghai Best Animal Husbandry Co., Ltd., and each of Shanghai Best's shareholders
3.1(1) Articles of Incorporation  of Wallace  Mountain  Resources Corp. as filed with the State of Nevada
23.1 Consent of De Joya Griffith & Company, LLC., Independent Auditors
99.2 Financial statements of Nanchang Best Animal Husbandry Co., Ltd. for the years ended December 31, 2005 and 2004 and for the six months ended June 30, 2006 and 2005 (unaudited).
99.3 Financial statements of Shanghai Best Animal Husbandry Co., Ltd. for the years ended December 31, 2005 and 2004 and for the six months ended June30, 2006 and 2005 (unaudited).
99.4 Unaudited pro forma condensed financial statements of Wallace, as of and for the fiscal year ended March 31, 2006 and for the three months ended June 30, 2006.

     (1) Incorporated by reference to Company's Registration Statement filed on July 18, 2005, SEC File Number 333-126674.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006          Wallace Mountain Resources Corp.

                                By: /s/ Xiong Junhong
                                   ---------------------------------------------
                                   Xiong Junhong
                                   Chief Executive Officer